Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-212600, 333-214258, 333-221214, 333-235422, 333-254225, 333-264248 and 333-286195 on Form S-8, of our report dated October 28, 2025, related to the consolidated financial statements of Zedge, Inc. as of July 31, 2025 and 2024 and for the fiscal years then ended, included in this Annual Report on Form 10-K for the fiscal years ended July 31, 2025 and 2024.

/s/ UHY LLP

New York, New York

October 28, 2025